SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          GABELLI INTERNATIONAL ADVISORY SERVICES LIMITED

                                12/05/96            1,500             2.6750
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/10/96            5,000-            2.4749
          GAMCO INVESTORS, INC.
                                12/11/96            9,000-            2.5000
                                12/11/96            6,600-            2.5114
                                12/10/96            3,500-            2.5000
                                12/10/96            3,500             2.5000
                                12/09/96            3,500-            2.5000
                                12/06/96            5,000-            2.5000
                                12/05/96           15,500-            2.5677
                                12/05/96           15,500             2.5677
                                12/04/96           15,500-            2.5677



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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